Exhibit (h)(1)(b)

Amendment to Amended and Restated Fund Accounting and Administration Agreement

Dated April 12, 2010

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of May 1, 2013 by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Fund Accounting and Administration Agreement (the “Agreement”) effective April 12, 2010;

WHEREAS, the Board of Trustees of the Fund approved on March 12, 2013, the name change of the “Forward Extended MarketPlus Fund” to the “Forward Total MarketPlus Fund,” effective May 1, 2013;

WHEREAS, the Board of Trustees of the Fund approved on March 12, 2013, the liquidations of the Forward Focus Fund and the Forward Strategic Alternatives Fund, effective April 30, 2013;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect revised Appendix A – Portfolios List;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Appendix A – Portfolios List. Appendix A is replaced in its entirety with the attached Appendix A.

2.	Remainder of the Agreement. All services under Section 1 of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:		By:
Name:	Jeremy O. May	Name:	Robert S. Naka
Title:	President	Title:	Secretary and Vice President, Funds

APPENDIX A

DATED AS OF May 1, 2013

TO THE AMENDED AND RESTATED FUND ACCOUNTING AND

ADMINISTRATION AGREEMENT

Portfolio List

Allocation Funds

Forward Balanced Allocation Fund	Forward Income Builder Fund
Forward Growth Allocation Fund	Forward Income & Growth Allocation Fund
Forward Growth & Income Allocation Fund	Forward Multi-Strategy Fund

Non-Allocation Funds

Forward Commodity Long/Short Strategy Fund	Forward Managed Futures Strategy Fund
Forward Core Strategy Long/Short Fund[1]	Forward Real Estate Fund
Forward Credit Analysis Long/Short Fund	Forward Real Estate Long/Short Fund
Forward EM Corporate Debt Fund	Forward Select EM Dividend Fund
Forward Emerging Markets Fund	Forward Select Income Fund
Forward Endurance Long/Short Fund	Forward Small Cap Equity Fund
Forward Floating NAV Short Duration Fund[1]
Forward Tactical Enhanced Fund
Forward Frontier Strategy Fund	Forward Tactical Growth Fund
Forward Global Credit Long/Short Fund	Forward Total MarketPlus Fund
Forward Global Dividend Fund	Forward U.S. Government Money Fund
Forward Global Infrastructure Fund
Forward High Yield Bond Fund
Forward International Dividend Fund
Forward International Real Estate Fund
Forward International Small Companies Fund
Forward Investment Grade Fixed Income Fund

[1]	Fund has yet to commence operations.